UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2007

Specialty Underwriters' Alliance, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50891	20-0432760
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 South Riverside Plaza, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 782-4672

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) On October 26, 2007, Specialty Underwriters’ Alliance, Inc. (the "Company") and Mr. William S. Loder, its Chief Underwriting Officer, mutually agreed to terminate Mr. Loder's employment with the Company at the expiration of his current employment agreement on December 31, 2007. In connection with Mr. Loder's planned departure, the Company and Mr. Loder entered into a transition agreement (the "Transition Agreement"). Pursuant to the Transition Agreement, Mr. Loder will continue to receive his base salary, bonus and benefits under his existing employment agreement while he assists the Company in the transition of his duties and responsibilities, and he will receive a $6,250 relocation payment. The Transition Agreement provides that, unless Mr. Loder resigns without "good reason" or is terminated for cause before the end of the year, on December 31, 2007 or an earlier termination date as provided in the Transition Agreement (the "Separation Date"), he and the Company will enter into a separation agreement and mutual general release (the "Separation Agreement").

A copy of the Transition Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. A form of the Separation Agreement is attached as an exhibit to the Transition Agreement, and it provides, in part, for the following:

• Mr. Loder will receive a lump-sum cash severance payment of $137,850, less applicable deductions (representing the equivalent of six months of his current base salary).

• Mr. Loder and any covered dependents shall receive continuation coverage under COBRA under the Company's group medical and dental plans, provided that Mr. Loder and any covered dependents are eligible and timely elect such continuation coverage. If such an election were made, the Company would pay the continuation costs through COBRA for a period of six months following the Separation Date.

• Following the Separation Date, Mr. Loder will be subject to certain non-competition and non-solicitation restrictions, pursuant to which he (A) for the 6-month period following the Separation Date, shall not within the United States, directly or indirectly, (w) solicit for any insurance-related business or transact any insurance-related business with, any insurance partner agent of the Company as of the Separation Date, (x) divert from the Company the business of any insurance-related supplier or vendor of the Company, and (B) for the 12-month period following the Separation Date, he shall not within the United States, directly or indirectly, (y) solicit for employment, engage and/or hire, whether directly or indirectly, any individual who is then employed by the Company and/or its affiliates or engaged by the Company and/or its affiliates as an independent contractor or consultant; and/or (z) encourage or induce, whether directly or indirectly, any individual who is then employed by the Company and/or its affiliates or engaged by the Company and/or its affiliates as an independent contractor or consultant to end his/her business relationship with the Company and/or its affiliates.

• Mr. Loder and the Company will provide customary releases to each other.
The foregoing description of the Transition Agreement and the form of Separation Agreement are qualified in their entirety by reference to the copy of the Transition Agreement (with exhibits) that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(c) Not applicable.

(d) Not applicable.

(e) See (b) above.

(f) Not applicable.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.
None.

(b) Pro Forma Financial Information.
None.

(c) Exhibits.
Exhibit No. Description

10.1 Transition Agreement, dated October 26, 2007 by and between Specialty Underwriters’ Alliance, Inc. and Mr. William S. Loder (including a form of Separation Agreement and General Release attached thereto as Exhibit A).

99.1 Press Release dated October 29, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Specialty Underwriters' Alliance, Inc.

October 31, 2007	By:	/s/ Peter E. Jokiel

Name: Peter E. Jokiel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Transition Agreement, dated October 26, 2007 by and between Specialty Underwriters’ Alliance, Inc. and Mr. William S. Loder (including a form of Separation Agreement and General Release attached thereto as Exhibit A).
99.1	Press Release dated October 29, 2007.